                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                   New York                                            11-2418067
   (STATE OF INCORPORATION OR ORGANIZATION)                         (I.R.S. EMPLOYER
                                                                   IDENTIFICATION NO.)

             388 Greenwich Street
              New York, New York                                         10013
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)

If this form relates to the registration of a        If this form relates to the registration of a
class of securities pursuant to Section 12(b) of     class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to        the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the          General Instruction A.(d), please check the
following box. [X]                                   following box. [ ]

Securities Act registration statement file number to which this form relates:
333-106272
                                                                 (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

                    TITLE OF EACH CLASS                                   NAME OF EACH EXCHANGE ON WHICH
                    TO BE SO REGISTERED                                   EACH CLASS IS TO BE REGISTERED
                    -------------------                                   ------------------------------
7.5% Medium-Term Equity Linked Securities (ELKS(R)) based                    American Stock Exchange
on the Common Stock of Hewlett-Packard Company Due 2005

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus, dated June 30, 2003 (Registration No. 333-106272) (the "Prospectus"), as supplemented by the information under the headings "Risk Factors" and "Description of the Notes" on pages S-3 through S-5 and S-7 through S-32, respectively, of the Registrant's Prospectus Supplement relating to Medium-Term Notes, Series A and Series B, dated July 11, 2003 (the "Prospectus Supplement"), and under the headings "Summary Information -- Q&A," "Risk Factors Relating to the ELKS" and "Description of the ELKS" on pages PS-2 through PS-4, PS-5 through PS-8 and PS-9 through PS-16, respectively, of the Registrant's related Pricing Supplement, dated January 6, 2004, which information is incorporated herein by reference and made part of this Registration Statement in its entirety, as well as to the additional information set forth below. The description of the Notes contained in the final Pricing Supplement to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

      Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.

ITEM 2. EXHIBITS.

            99 (A). Prospectus, dated June 30, 2003 (incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated July 9, 2003).

            99 (B). Prospectus Supplement relating to Medium-Term Notes, Series A and Series B, dated July 11, 2003 (incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated July 14, 2003).

            99 (C). Pricing Supplement describing the 7.5% Medium-Term Equity Linked Securities (ELKS(R)) based on the common stock of Hewlett-Packard Company, dated January 6, 2004 (incorporated by reference to the Registrant's filing under Rule 424(b)(3), dated January 13, 2004).

            99 (D). Form of Note (incorporated by reference to Exhibit 4(bb) to the Registrant's Registration Statement No. 333-106272).

            99 (E). Senior Debt Indenture between the Registrant and Bank One Trust Company, N.A. (as successor trustee to Citibank, N.A.), dated as of December 1, 1988 (incorporated by reference to Exhibit 8 to the Registrant's Current Report on Form 8-K dated December 29, 1988), as supplemented by a First Supplemental Indenture, dated as of September 7, 1990 (incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement No. 33-39502), a Second Supplemental Indenture, dated June 12, 1991 (incorporated by reference to
Exhibit 4(c) to the Registrant's Registration Statement No. 33-41209), a Third Supplemental Indenture, dated as of July 1, 1992 (incorporated by reference to Exhibit 4(d) to the Registrant's Registration Statement No. 33-49136), a Fourth Supplemental Indenture, dated as of October 29, 1992 (incorporated by reference to Exhibit 4(e) to the Registrant's Registration Statement No. 33-57922), a Fifth Supplemental Indenture, dated as of December 14, 1993 (incorporated by reference to Exhibit 4(f) to the Registrant's Registration Statement No. 33-51269), a Sixth Supplemental Indenture, dated as of December 29, 1994 (incorporated by reference to Exhibit 4(j) to the Registrant's Registration Statement No. 333-01807), a Seventh Supplemental


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Indenture, dated as of February 1, 1996 (incorporated by reference to Exhibit
4(k) to the Registrant's Registration Statement No. 333-01807), an Eighth Supplemental Indenture, dated as of May 8, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated April 29, 1996), a Ninth Supplemental Indenture, dated as of November 20, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated November 20, 1996), a Tenth Supplemental Indenture, dated as of November 28, 1997 (incorporated by reference to Exhibit 4(l) to the Registrant's Registration Statement No. 333-38931) and an Eleventh Supplemental Indenture, dated as of July 1, 1999 (incorporated by reference to Exhibit 4(tt) to Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-38931).


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                                   SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Citigroup Global Markets Holdings Inc.
                                                     (REGISTRANT)



Date:  January 13, 2004                   By:   /s/  Mark I. Kleinman
                                              -----------------------
                                              Name:  Mark I. Kleinman
                                              Title: Executive Vice President
                                                     and Treasurer


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                               INDEX TO EXHIBITS

Exhibit No.                                  Exhibit
-----------                                  -------
99 (A).          Prospectus, dated June 30, 2003 (incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated July 9,
                 2003).

99 (B). Prospectus Supplement relating to Medium-Term Notes, Series A and Series B, dated July 11, 2003 (incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated July 14,
                 2003).

99 (C).          Pricing Supplement describing the 7.5% Medium-Term Equity
                 Linked Securities (ELKS(R)) based on the common stock of Hewlett-Packard Company, dated January 6, 2004 (incorporated by reference to the Registrant's filing under Rule 424(b)(3), dated January 13, 2004).

99 (D). Form of Note (incorporated by reference to Exhibit 4(bb) to the Registrant's Registration Statement No. 333-106272).

99 (E).          Senior Debt Indenture between the Registrant and Bank One Trust
                 Company, N.A. (as successor trustee to Citibank, N.A.), dated as of December 1, 1988 (incorporated by reference to Exhibit 8 to the Registrant's Current Report on Form 8-K dated December
                 29, 1988), as supplemented by a First Supplemental Indenture, dated as of September 7, 1990 (incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement No.
                 33-39502), a Second Supplemental Indenture, dated June 12, 1991
                 (incorporated by reference to Exhibit 4(c) to the Registrant's
                 Registration Statement No. 33-41209), a Third Supplemental
                 Indenture, dated as of July 1, 1992 (incorporated by reference to Exhibit 4(d) to the Registrant's Registration Statement No.
                 33-49136), a Fourth Supplemental Indenture, dated as of October
                 29, 1992 (incorporated by reference to Exhibit 4(e) to the Registrant's Registration Statement No. 33-57922), a Fifth
                 Supplemental Indenture, dated as of December 14, 1993
                 (incorporated by reference to Exhibit 4(f) to the Registrant's
                 Registration Statement No. 33-51269), a Sixth Supplemental
                 Indenture, dated as of December 29, 1994 (incorporated by reference to Exhibit 4(j) to the Registrant's Registration
                 Statement No. 333-01807), a Seventh Supplemental


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
                 Indenture, dated as of February 1, 1996 (incorporated by
                 reference to Exhibit 4(k) to the Registrant's Registration
                 Statement No. 333-01807), an Eighth Supplemental Indenture,
                 dated as of May 8, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated April 29,
                 1996), a Ninth Supplemental Indenture, dated as of November 20,
                 1996 (incorporated by reference to Exhibit 4 to the
                 Registrant's Current Report on Form 8-K dated November 20,
                 1996), a Tenth Supplemental Indenture, dated as of November
                 28, 1997 (incorporated by reference to Exhibit 4(l) to the
                 Registrant's Registration Statement No. 333-38931) and an
                 Eleventh Supplemental Indenture, dated as of July 1, 1999
                 (incorporated by reference to Exhibit 4(tt) to Post-Effective
                 Amendment No. 1 to the Registrant's Registration Statement No.
                 333-38931).


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